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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ISS Group, Inc. Restated 1995 Stock Incentive Plan and Options Granted Pursuant to Written Compensation Agreements of ISS Group, Inc. of our reports dated January 13, 1998, with respect to the consolidated financial statements and schedule of ISS Group, Inc. for the year ended December 31, 1997 included in its Registration Statement (Form S-1) No. 333-44529) filed with the Securities and Exchange Commission.



                                                         /s/ Ernst & Young LLP
Atlanta, Georgia
May 18, 1998